Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State or Jurisdiction of Incorporation
Savva’s Café, Inc.	Delaware
Skechers By Mail, Inc.	Delaware
Skechers Holdings International, Inc.	Delaware
Skechers R.B., LLC	Delaware
Duncan Investments, LLC	California
Sepulveda Blvd. Properties, LLC	California
Sepulveda Design Center, LLC	California
Sepulveda Retail Properties, LLC	California
Skechers 10% Holdings, LLC	California
Skechers Collection, LLC	California
Skechers Food Spot, LLC	California
Skechers Holdings Switzerland, LLC	California
Skechers Holdings USA 1, LLC	California
Skechers Holdings USA 2, LLC	California
Skechers Sourcing International, LLC	California
Skechers Sourcing USA, LLC	California
Skechers Sport, LLC	California
Skechers USA Retail, LLC	California
Tennyson Estates, LLC	California
SKX Illinois, LLC	Illinois
Skechers Card Services, LLC	Virginia
Skechers USA, Inc. II	Virginia
Skechers EDC SPRL	Belgium
Skechers USA Belgium B.V.	Belgium
Skechers BH d.o.o.	Bosnia and Herzegovina
Skechers Do Brasil Calcados LTDA	Brazil
Skechers USA Canada, Inc.	Canada
Comercializadora Skechers Chile Limitada	Chile
Leadtime Co., Ltd.	China
Quanzhou Leadtime Commercial Co. Ltd.	China
RelaxedFit (Tianjin)Trading Co.,Ltd.	China
Skechers (Dongguan) Technology Co., Ltd.	China
Skechers (Hainan) Enterprise Management Co., Ltd.	China
Skechers (Hainan) Trading Co., Ltd.	China
Skechers (Quanzhou) Enterprise Management Co., Ltd.	China
Skechers (Shanghai) Commercial Co., Ltd.	China
Skechers (Taicang) Supply Chain Co., Ltd.	China
Skechers (Tianjin) Supply Chain Management Co. LTD.	China
Skechers Beijing I Co.,Ltd.	China
Skechers Beijing II Co.,Ltd.	China
Skechers Beijing III Co.,Ltd.	China
Skechers Chengdu Co.,Ltd.	China
Skechers China E-Commerce Co., Ltd.	China
Skechers China Hengqin Co., Ltd.	China
Skechers Footwear (Dongguan) Co., Ltd.	China
Skechers Guangzhou Co., Ltd.	China
Skechers Quanzhou Co.,Ltd.	China
Skechers Qushui Trading Co., Ltd.	China
Skechers Taicang Trading & Logistics Company	China
Skechers Trading (Shanghai) Co. Ltd.	China
Skechers Colombia S.A.S.	Colombia
Sepulveda Footwear Costa Rica, S.R.L.	Costa Rica
Skechers Czech Republic S.R.O.	Czech Republic

HF Logistics-SKX T1, LLC	Delaware
HF Logistics-SKX T2, LLC	Delaware
HF Logistics-SKX T3, LLC	Delaware
HF Logistics-SKX, LLC	Delaware
Skechers Retail Danmark ApS	Denmark
Sports Connection ApS	Denmark
Sports Connection Holding ApS	Denmark
Sports Connection Finland OY	Finland
Skechers USA France S.A.S.	France
Skechers USA Deutschland GmbH	Germany
Sports Connection Retail Germany GmbH	Germany
Leadtime China Limited	Hong Kong
RelaxedFit China Limited	Hong Kong
Skechers China Limited	Hong Kong
Skechers Footwear Hong Kong Limited	Hong Kong
Skechers Hong Kong Limited	Hong Kong
Skechers Southeast Asia Limited	Hong Kong
Skechers CEE Kft.	Hungary
Skechers South Asia Private Limited	India
Skechers Footwear Ltd.	Israel
Skechers USA Italia S.r.l.	Italy
Skechers Japan GK	Japan
Skechers China Business Trust	Jersey
Skechers Holdings International Limited	Jersey
Skechers Holdings Jersey Limited	Jersey
Skechers International	Jersey
Skechers International II	Jersey
Skechers Macau Limited	Macau
Skechers Malaysia Sdn Bhd.	Malaysia
Skechers Holdings Mauritius	Mauritius
Skechers USA Mauritius 10	Mauritius
Skechers USA Mauritius 90	Mauritius
Manhattan SKMX, S. de R.L. de C.V.	Mexico
Skechers USA Benelux B.V.	Netherlands
Skechers Retail Norge AS	Norway
Sports Connection Norge AS	Norway
Skechers Latin America, LLC	Panama
Skechers Panama, LLC	Panama
Skechers Peru, S.R.L.	Peru
Skechers USA Philippines, Inc.	Philippines
Skechers Poland Sp. z o.o.	Poland
Skechers USA Portugal Unipessoal Limitada	Portugal
Skechers USA Romania S.R.L.	Romania
Skechers Singapore Pte. Limited	Singapore
Skechers Slovakia s.r.o.	Slovakia
Skechers Korea Co., Ltd.	South Korea
Skechers USA Iberia, S.L.	Spain
SC Retail Sverige AB	Sweden
Sports C. Sverige AB	Sweden
Skechers S.a.r.l.	Switzerland
Skechers (Thailand) Limited	Thailand
Skechers UKDC Limited	United Kingdom
Skechers USA, Ltd.	United Kingdom
Skechers Vietnam Co. Ltd.	Vietnam
Skechers Vietnam Trading Limited	Vietnam